UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 29, 2006
                        (Date of earliest event reported)


                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                      NEVADA                          20-2033200
                      ------                          ----------
         (State or other jurisdiction of            (IRS Employer
          incorporation or organization)          Identification No.)

                                                         1311
                                                         ----
                                            (Primary Standard Industrial
                                                 Classification Code)

          675 BERING DRIVE, SUITE 200
                HOUSTON, TEXAS                          77057
                --------------                          -----
    (Address of principle executive offices)         (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 3, 2006, Petrosearch Energy Corporation announced that we had entered into a Program Agreement (the "Program Agreement") with Harding Company ("Harding") under which we will participate with Harding and other oil and gas companies in the development through an Area of Mutual Interest Agreement of Barnett Oil Shale lands in five North Texas counties representing approximately
1.6 million acres (the "Project"). We filed a Form 8-K on February 3, 2006, to disclose this transaction.

     On February 6, 2006, we entered into an Amended and Restated Program Agreement with Harding (the "Amended Program Agreement") under which we increased our participation commitment by $8,000,000, bringing our total commitment in the project to $28,000,000. We also funded an additional $800,000, bringing our total initial deposit in the Project to $2,800,000. Under the terms of the Amended Program Agreement, our cost-bearing percentage for purposes of leasing activities, seismic and geologic costs and drilling and completion costs (until our commitment cap of $28,000,000 is fully expended) was 34.433%. Under the Amended Program Agreement, we were entitled to a 24.938% working interest in each such lease acquired and our revenue sharing percentage and operating cost-bearing percentage was 24.938% until such time as we recouped our $28,000,000 commitment from production ("Payout"). After Payout, our working interest and cost-bearing percentage was to be 14%. We filed a Form 8-K on February 6, 2006, to disclose this transaction.

     On August 29, 2006, we entered into a Second Amended and Restated Program Agreement with Harding (the "Second Amendment") under which we will receive a fixed 14% working interest in the existing Project leases. The assignment by Harding to us shall be subject only to applicable royalty and overriding royalty burdens described in the Amended Program Agreement. The Second Amendment eliminates our previous obligations to advance any costs on behalf of Harding. Our cost bearing interest in all future acquisition, drilling, completion and operating costs shall also remain fixed at 14%.

     Pursuant to the terms of the Second Amendment, we will pay our accrued drilling and operating costs and lease bonus payment obligations for the months of May and June 2006 in the amounts of $875,605 and $1,635,725, respectively, subject to ongoing audit rights set forth in the Operating Agreement for the Project. Additionally, under the Second Amendment, we resolved all disputes and controversies with Harding and have withdrawn our formal demand for arbitration proceedings.

     We  continue  to  work  directly  with  Exxon Mobil Corporation and Harding
Company to form an integrated venture for the project for both upstream and pipeline assets under the previously announced non-binding "Heads of Agreement".

     A copy of the press release related to this transaction is attached hereto as Exhibit 99.1

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits

Number     Description
------     -----------

10.1       Second Amended and Restated Program Agreement dated August 29, 2006

99.1       Press release dated September 5, 2006



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PETROSEARCH ENERGY CORPORATION
Date:  September 5, 2006
                                        By: /s/ Richard D. Dole
                                           -------------------------------------
                                           Richard D. Dole
                                           Chief Executive Officer and President